Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207377 on Form S-3 and Registration Statement No. 333-195969 on Form S-8 of our report dated February 24, 2017, relating to the consolidated financial statements of PBF Logistics LP and subsidiaries appearing in this Annual Report on Form 10-K of PBF Logistics LP for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 24, 2017